EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

August Technology Corporation:

We consent to the use of our report dated February 6, 2004, with respect to the consolidated balance sheets of August Technology Corporation as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, incorporated herein by reference.

/s/ KPMG LLP

Minneapolis, Minnesota

August 19, 2004